UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Xoom Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35801	94-3401054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bush Street, Suite 300

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 777-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 29, 2014, Xoom Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 16, 2014. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The stockholders voted on the election of the three Class I directors of the Company listed below, each to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Stockholders voted as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Roelof Frederik Botha	30,728,536	193,232	2,666,888
John Kunze	30,727,261	194,507	2,666,888
Keith Rabois	30,274,321	647,447	2,666,888

Accordingly, the foregoing nominees were elected as Class I directors to the Company’s Board of Directors.

Proposal 2 – Ratification of appointment of independent registered public accounting firm. The stockholders voted on the ratification of the selection, by the Audit Committee of the Board of Directors, of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
33,578,937	8,457	1,262	Not Applicable

Accordingly, the appointment of KPMG LLP as the Company’s independent registered public accounting firm was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

XOOM CORPORATION

By:	/s/ Ryno Blignaut
Ryno Blignaut
Chief Financial Officer